Exhibit 15.1

ACKNOWLEDGMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 23, 2014

The Board of Directors
Barnes & Noble, Inc.
New York, New York

We are aware of the incorporation by reference in the Registration Statement (Form S-3) of Barnes & Noble, Inc. for the registration of 3,340,217 shares of its common stock of our reports dated September 9, 2014 and December 9, 2014 relating to the unaudited consolidated interim financial statements of Barnes & Noble, Inc. that are included in its Forms 10-Q for the quarters ended August 2, 2014 and November 1, 2014.

/s/ Ernst & Young LLP

New York, New York